UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2013

NorthStar Realty Finance Corp.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32330 (Commission File Number)	11-3707493 (I.R.S. Employer Identification No.)

399 Park Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On March 11, 2013, NRFC DB Loan, LLC, an indirect wholly owned subsidiary of NorthStar Realty Finance Corp. (the “Company”), entered into a credit facility (the “Credit Facility”) with Deutsche Bank AG, Cayman Islands Branch.  The Credit Facility will be used to finance first mortgage loans and senior interests therein secured by commercial real estate (“Eligible Loans”) as more particularly described in the Credit Facility.  The Credit Facility, together with the related transaction documents, provides up to $200 million of financing for Eligible Loans (the “Facility”).  Additionally, on March 11, 2013, one of the Company’s sponsored non-traded REITs, NorthStar Real Estate Income Trust, Inc., entered into a credit facility with Deutsche Bank AG, Cayman Islands Branch that provides up to $200 million of financing on terms similar to the Facility.

Advances under the Credit Facility accrue interest at per annum pricing rates ranging from LIBOR plus 2.50% to LIBOR plus 3.00%, with advance rates of up to 75%, depending on asset type, subject to adjustment and as further described in the Facility. The Credit Facility has a term of five years, inclusive of extension options, which may be exercised by the Company upon the satisfaction of certain conditions set forth in the Credit Facility.

In connection with the Credit Facility, the Company, NorthStar Realty Finance Limited Partnership (the “Operating Partnership”) and NRFC Sub-REIT Corp. (“NRFC Sub-REIT”), entered into a guaranty agreement (the “Guaranty”), under which the Company, the Operating Partnership and NRFC Sub-REIT guaranty the obligations under the Facility.  Subject to certain exceptions, the maximum liability under the Guaranty will not exceed the greater of (A) (i) 25% of the financed amount of stabilized loans plus (ii) the financed amount of transitional loans and (B) the lesser of (i) $25.0 million and (ii) the aggregate financed amount of all loans financed under the Facility.

The Credit Facility and the Guaranty contain representations, warranties, covenants, events of default and indemnities that are customary for agreements of these types, including liquidity, market capitalization and leverage covenants.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the Credit Facility and the Guaranty, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Safe-Harbor Statement

Certain items in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words like “will,” “expects,” “look forward” and similar expressions.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained.  Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results.  Variations of assumptions and results may be material.  Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, those described in the documents the Company has filed with the United States Securities and Exchange Commission as well as: (1) whether the Company will be able to satisfy the conditions required to extend the maturity of the Facility, (2) whether the Company, the Operating Partnership and NRFC Sub-REIT are able to satisfy the covenants contained in the Credit Facility and the Guaranty and (3) whether the Company is able to meet the conditions to financing with respect to any particular asset.  Such forward-looking statements speak only as of the date of this Current Report on Form 8-K.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

10.1	Master Repurchase Agreement, dated as of March 11, 2013, by and among NRFC DB Loan, LLC, as master seller, and Deutsche Bank AG, Cayman Islands Branch, as buyer.
10.2

Limited Guaranty, dated as of March 11, 2013, executed and delivered by NorthStar Realty Finance Corp., NorthStar Realty Finance Limited Partnership and NRFC Sub-REIT Corp. to Deutsche Bank AG, Cayman Islands Branch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp. (Registrant)

Date: March 11, 2013	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Master Repurchase Agreement, dated as of March 11, 2013, by and among NRFC DB Loan, LLC, as master seller, and Deutsche Bank AG, Cayman Islands Branch, as buyer.
10.2

Limited Guaranty, dated as of March 11, 2013, executed and delivered by NorthStar Realty Finance Corp., NorthStar Realty Finance Limited Partnership and NRFC Sub-REIT Corp. to Deutsche Bank AG, Cayman Islands Branch.